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                                                                       EXHIBIT 5

            [Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]

                               November 21, 2001

PMA Capital Corporation
1735 Market Street
Philadelphia, PA  19103

     Re:   PMA Capital Corporation
           Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as counsel to PMA Capital Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (Registration No. 333-72952) (the "Registration Statement") which was filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 9,775,000 shares of the Company's Class A common stock, par value of $5.00 per share (the "Common Stock").

     We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Common Stock. In this connection, we have examined and relied upon such corporate records and other documents, instruments and certificates and have made such other investigations as we deemed appropriate as the basis for the opinion set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.

     The opinions expressed below are based on the assumption that the Registration Statement will be declared effective by the Securities and Exchange Commission.
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PMA Capital Corporation
November 21, 2001
Page 2

     Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the form of which was filed as Exhibit 1 by an amendment to the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 of the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part thereof.

                                    Very truly yours,



                                    /s/ Ballard Spahr Andrews & Ingersoll, LLP